POWER OF ATTORNEY

I, the person whose signature appears below, hereby appoint

Bradley D. Kohn, Secretary of Cree, Inc. (the "Company"),

Diana S. Allen, Assistant Secretary of the Company and

Tamara Cappelson, Stock Plan Manager of the Company, and

each of them individually, as my attorneys-in-fact with the

power and authority:

- to execute and file with the U.S. Securities and Exchange

Commission on my behalf, pursuant to Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder:

(1) Uniform Application for Access Codes to File on EDGAR

On Form ID; (2) Initial Statement of Beneficial Ownership

of Securities on Form 3, (3) Statements of Changes in

Beneficial Ownership on Form 4; and (4) Annual Statements

of Changes In Beneficial Ownership on Form 5; and any

amendments thereto, with respect to my service as a director and/or officer of the Company and my holdings of and trans-

actions in Company securities of which I may be deemed the

beneficial owner;

- to do and perform on my behalf any and all other acts

necessary or desirable to complete, execute and timely file

such Forms ID, 3, 4 and 5 and any amendments thereto with

the U.S. Securities and Exchange Commission and, if necessary,

any stock exchange or similar authority, including but not

limited to the power to designate any person then serving as a director or officer of the Company to be an additional or

substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named

herein, and to take any other action in connection with the

foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

The authority granted under this Power of Attorney shall continue

In effect for each attorney-in-fact named above until I am no longer required to file reports with respect to my holdings of and transactions in Company securities or unless earlier revoked in a writing signed by me and delivered to such attorney-in-fact. I acknowledge that neither the attorneys-in-fact nor the Company is assuming any of my responsibilities to comply with Section 16(a)

of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, I have signed this Power of Attorney on the

Date shown below.

 /s/ Anne C. Whitaker

Signature

 Anne C. Whitaker

Typed or Printed Name

 12/2/2013

Date Signed